EXHIBIT 23



                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Richardson Electronics, Ltd. Employees' 1998 Incentive Compensation Plan, of our report dated July 14, 1998, with respect to the consolidated financial statements of Richardson Electronics, Ltd. incorporated by reference in its Annual Report on form 10-K for the year ended May 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                              Ernst & Young LLP

October 23, 1998
Chicago, Illinois